Exhibit 99.1

OFFICERS INCENTIVE COMPENSATION PLAN

GROUP A – OFFICERS

FISCAL PERIOD 2010

WINNEBAGO INDUSTRIES, INC.

OFFICERS INCENTIVE COMPENSATION PLAN

Fiscal Period 2010

1.

Purpose.  The purpose of the Winnebago Industries, Inc. Officers Incentive Compensation Plan (the “Plan”) is to promote the growth and profitability of Winnebago Industries, Inc. (the “Company”) by providing its officers with an incentive to achieve corporate profit objectives and to attract and retain officers who will contribute to the achievement of growth and profitability of the company.

2.	Administration.
a.	Human Resources Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors.

b.

Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

c.	Annual Approval. The Committee must approve the Plan prior to the beginning of each new fiscal year.

3.	Participation Eligibility.
a.	Participants must be an officer of the Company with responsibilities that can have a real impact on the Corporation’s end results.

b.	The Committee will approve all initial participation prior to the beginning of each new plan year.

c.

The Committee will make the determination on participation for new participants and for any pro-rated payment of earned incentives due to retirement, disability or death. Unless otherwise specified, participants must be employed as of the end of the fiscal year to be eligible for any incentive payment.

4.

Nature of the Plan.  The incentive award is based upon financial performance of the Corporation. The Plan is an annual program that provides for annual measurements of financial performance and an opportunity for an annual incentive payment based on performance results.

The financial performance measurements for this Plan will be based upon one or more pre-established financial criteria. These financial performance measurements will provide an appropriate balance between quality and quantity of earnings. The Board annually establishes the financial measurements including a Target, a minimum threshold below which an incentive will not be paid and a maximum incentive level.

5.

Method of Payment.  The amount of the participants’ incentive compensation for the fiscal year shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined compensation targets for each participant. The results for the fiscal year will be used in identifying the Financial Factor to be used when calculating the participants incentive compensation.

The incentive for the executive officers except for the President and the Chief Executive Officer, provides for a 60% incentive (Target) opportunity, comprised of a mix of (2/3) cash and (1/3) restricted stock at 100% achievement of the financial objectives. The incentive for the Chief Executive Officer provides for a 90% incentive (Target) opportunity expressed as a percentage of base salary comprised of a mix of (2/3) cash and (1/3) restricted stock at 100% achievement of the financial objectives respectively. The Committee delegates to the CEO the authority to establish the incentive (Target) for officers other than executive officers subject to the provisions set forth in this Plan.

A participant must be employed by Winnebago Industries, Inc. at the end of the fiscal year to be eligible for any incentive payment except as waived by the Committee for retirement, disability or death.

6.

Strategic Performance.  The Human Resources Committee, on an annual basis, coordinates an evaluation of previously identified specific strategic organizational goals and priorities established by the Board of Directors. A formal written evaluation document is completed annually by the members of the Winnebago Industries Board of Directors and an overall measurement determined.

The Human Resources Committee may adjust the core incentive eligibility by plus or minus 20% as determined by the formal written evaluation results of those strategic organizational goals and priorities.

Strategic goals and priorities selected by the Board of Directors may focus on one or more of the following strategic factors but are not limited to those stated:

Revenue Growth	Customer Satisfaction
Market Share	Inventory Management
Product Quality	Technical Innovation
Product Introduction	Ethical Business Practices
Planning	Business Diversity Initiatives

7.

Restricted Stock.  One-third (1/3) of the officers’ earned incentive for the year, pursuant to Paragraph 5 of the Plan will be awarded in the form of a grant made in restricted shares of common stock to encourage stock ownership and promote the long-term growth and profitability of Winnebago Industries, Inc. The annual restricted stock grant shall be awarded as soon as practical after the final year-end compensation accounting and shall be approved by the Board of Directors Human Resource Committee in October following fiscal year end. The price of the stock shall be the closing market price of the Company’s common stock on the date in which the grant is approved by the Committee. The stock grant will be considered as taxable on the date of such grant. The stock award restriction shall be removed one year following date of grant.

8.

Change in Control.  In the event the Company undergoes a change in control during the Plan year including, without limitation, an acquisition or merger involving the Corporation (“Change in Control”), the Committee shall, prior to the effective date of the Change in Control (the “Effective Date”), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan year immediately preceding the Effective Date. In making such estimate, the Committee may compare the achievement of the financial performance against forecast through the Plan period and may consider such factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full Plan year award within 15 days after the Effective Date to all participants.

“Change in Control” for the purposes of the Officers Incentive Compensation Plan shall mean the time when (i) any Person becomes an Acquiring Person, or (ii) individuals who shall qualify as Continuing Directors of the Company shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company, provided however, that in the case of either clause (i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors, and in the case of clause (i) a Change of Control shall not be deemed to have occurred upon the acquisition of stock of the Company by a pension, profit-sharing, stock bonus, employee stock ownership plan or other retirement plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, established by the Company or any subsidiary of the Company. (In addition, stock held by such a plan shall not be treated as outstanding in determining ownership percentages for purposes of this definition.)

For the purpose of the definition “Change of Control:”

(a)

“Continuing Director” means (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Affiliate or Associate of any Acquiring Person or of any such Acquiring Person’s Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person shall have become an Acquiring Person, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or any Affiliate or Associate of any Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(b)

“Acquiring Person” means any Person or any individual or group of Affiliates or Associates of such Person who acquires beneficial ownership, directly or indirectly, of 20% or more of the outstanding stock of the Company if such acquisition occurs in whole or in part.

(c)	“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(d)

“Associate” means (1) any corporate, partnership, limited liability company, entity or organization (other than the Company or a majority-owned subsidiary of the Company) of which such a Person is an officer, director, member, or partner or is, directly or indirectly the beneficial owner of ten percent (10%) or more of the class of equity securities, (2) any trust or fund in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such person, or any relative of such spouse, or (4) any investment company for which such person or any Affiliate of such person serves as investment advisor.

(e)	“Company” means Winnebago Industries, Inc., an Iowa corporation.

(f)	“Person” means an individual, corporation, limited liability company,partnership, association, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

9.	Governing Law. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

10.

Employment Rights.  Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee’s employment at any time, with or without cause.

Approved by:

Robert J. Olson	Dated
Chairman of the Board, CEO and President

Gerald C. Kitch	Dated
Chairman, Human Resources Committee of the Winnebago Industries Board of Directors